UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2010

FIRSTFED FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Boulevard, Suite 850 Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 405-7212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2010, the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”) issued an order approving the appointment of Carl W. McKinzie as Chief Executive Officer of FirstFed Financial Corp. (the “Company”), effective as of September 1, 2010. During his service as Chief Executive Officer, Mr. McKinzie will be paid a salary of $20,000 per month.

Mr. McKinzie, age 70, is a business lawyer with over forty years of experience, the last 30 of which he served as a partner of Bingham McCutchen LLP, an international law firm (“Bingham”) and as a partner of Riordan & McKinzie PLC (“R&M”). R&M merged with Bingham in 2003. At Bingham, Mr. McKinzie advised clients on mergers and acquisitions and securities transactions, the implementation of complex financing transactions, and governance issues.

Brian Argrett, who previously served the Company as Chief Executive Officer, continues to serve as Corporate Secretary and Chairman of the Board.

Item 8.01	Other Events.

On October 15, 2010, the Company filed its monthly operating report for the period beginning September 1, 2010 and ending September 30, 2010 (the “September Report”) with the Bankruptcy Court. The September Report is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statements Regarding September Report

The September Report is limited in scope, covers only a one-month time period and has been prepared solely for the purpose of the Company’s compliance with the monthly reporting requirements of the Bankruptcy Court. The September Report contains financial information that (i) has not been audited or reviewed by an independent registered public accounting firm; (ii) is not presented in accordance with generally accepted accounting principles in the United States of America; and (iii) may be subject to future reconciliation, adjustments or other modification or amendment. The information contained in the September Report has been prepared in accordance with applicable laws and regulations under Chapter 11 of Title 11 of the United States Code and is not to be used for investment purposes. There can be no assurance that the September Report is complete. The Company may amend or otherwise change the information contained in the September Report at a future date. The operating results set forth in the September Report should not be viewed as indicative of the Company’s future results.

The September Report should under no circumstances be relied upon or viewed as a substitute, supplement or replacement for financial information that is filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The September Report contains information for periods which may be shorter or otherwise different from those contained in reports required pursuant to the Exchange Act. The September Report does not include footnotes that would ordinarily be contained in the financial statements in the Company’s quarterly and annual reports pursuant to the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto may contain certain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Monthly Operating Report for the period beginning September 1, 2010 and ending September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

October 21, 2010	By:	/S/ CARL W. MCKINZIE
Carl W. McKinzie
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Monthly Operating Report for the period beginning September 1, 2010 and ending September 30, 2010.